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                                                                   EXHIBIT 10(q)

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement is made and entered into by and between Neil H. Koenig ("Koenig") and First Union Real Estate Equity and Mortgage Investments, an Ohio Real Estate Investment Trust, together with its successors, subsidiaries and parent companies (collectively, the "Company") as of April 29, 2002.

                              W I T N E S S E T H:

         WHEREAS, the Company and Koenig wish to set forth certain understandings in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. Koenig's Services. Koenig agrees to continue to serve as the Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments (the "Trust") under the same terms and conditions as he has heretofore served in that capacity, which service may be terminated at any time by either Koenig or the Trust.

         2.       Indemnification.

                  (a) The Company agrees to indemnify and hold Koenig harmless from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorney fees and expenses) arising out of or in connection with his services on behalf of the Trust, or the enforcement of this Agreement, and shall reimburse Koenig for any and all legal and other costs or expenses as incurred, but in no event less frequently than 30 days after each invoice is submitted, by him in connection with investigating, preparing for, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action.

                  (b) If any action or claim shall be brought or asserted against Koenig, he shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Koenig and the payment of all expenses; provided, however, that Koenig's failure to notify the Company shall not relieve the Company from any of its obligations hereunder, but shall only relieve it from any liability to the extent the Company is prejudiced thereby. Koenig shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Koenig unless (i) the employment thereof has been authorized by the Company in writing,
(ii) the Company has failed to assume the defense or to employ counsel reasonably satisfactory to Koenig or (iii) the named parties to any such action (including any impleaded parties) include both Koenig and the Company, and Koenig shall have been advised by such counsel that there may be one or more legal defenses available to him that

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are different from or in addition to those available to the Company (in which case, if Koenig notifies the Company in writing that he elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action) it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time and for Koenig, which firm shall be designated in writing by Koenig. Koenig, as a condition of such indemnity, shall use reasonable efforts to cooperate with the Company in the defense of any such action or claim. The Company also agrees to indemnify and hold harmless Koenig from and against any loss, claim, damage, liability or expense by reason of any settlement or judgment.

                  (c) Under any and all circumstances, Koenig shall have the right to participate in and oversee the defense of any action or claim to which he is a named defendant whether it involves the services of an attorney procured by the Company or by Koenig pursuant to this Agreement.

                  (d) The amount paid or payable by Koenig as a result of the losses, claims, damages, liabilities and expenses referred to in this Agreement shall also include, subject to the limitations set forth above, any legal or other costs or expenses reasonably incurred by Koenig in connection with investigating or defending any such action or claim.

                  (e) The indemnity agreements contained in this Section shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto and any termination of this Agreement.

         3. No Participation in Third Party Civil Litigation. The Company agrees and promises not to voluntarily participate, without receiving the prior written approval of Koenig, in any pending or future civil case, arbitration, agency proceeding, or other legal proceeding brought against him, by a third party ("Third Party Civil Litigation") with respect to any issues whatsoever. The Company also agrees that it will not intentionally cause, encourage, or participate in any Third Party Civil Litigation maintained or instituted against Koenig. Specifically, among other things, this paragraph is intended to preclude the Company from (a) voluntarily providing any party involved in a Third Party Civil Litigation, as defined above, against him with any statement, oral or written, sworn or unsworn, to be used in connection with that Third Party Civil Litigation and/or (b) voluntarily appearing for the purpose of providing deposition or trial testimony at such party's request without the prior written approval of Koenig.

         4. Entire Agreement. The parties each represent and warrant that no promise or inducement has been offered or made except as herein set forth and that the consideration stated herein is the sole consideration for this Agreement. This Agreement is a complete and entire agreement and states fully all agreements, understandings, promises and commitments as between the parties with respect to the subject matter hereof; this Agreement supersedes and cancels any and all other negotiations, understandings and agreements, oral or written, respecting the subject matter hereof; and this Agreement may not be modified except by an instrument in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

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         5.       Severability. If any provision or clause of this Agreement is found to be invalid by a court of competent jurisdiction, then such provision or clause shall be severed here from and such invalidity shall not affect any other provision or clause of this Agreement, the balance of which shall remain and have its intended full force and effect.

         6. Assignability, Choice of Law and Forum Selection. This Agreement is personal to the parties and neither party may assign, pledge, delegate or otherwise transfer any of the rights, obligations or duties under this Agreement. This Agreement shall be governed by, construed in accordance with, and enforced pursuant to the laws of the State of New York without regard to principles of conflict of laws which might result in the application of the laws of another jurisdiction. The parties hereto waive any defense of lack of personal jurisdiction or improper venue, and hereby specifically authorize and require any action brought by either party to this Agreement to be instituted and prosecuted exclusively in either the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, at the election of the party bringing such action.

         7. Counterparts. This Agreement may be executed in counterparts, each of which together constitute one and the same instrument.

         8. Notices. Any notice to be given hereunder may be delivered (a) in the case of the Company, by first class mail addressed to its Chairman at 125 Park Avenue, New York, New York 10017, and (b) in the case of Koenig, either to him personally or by first class mail to his last known residence address, with a copy to Dan L. Goldwasser, Esq. Vedder, Price, Kaufman & Kammholz, 805 Third Avenue, New York, New York 10022. Notices served by mail shall be deemed given when they are mailed.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indemnification Agreement as of the date first written above.

                                               FIRST UNION REAL ESTATE EQUITY
                                               AND MORTGAGE INVESTMENTS

                                               By:    /s/ William A. Ackman
                                                      --------------------------
                                               Name:  William A. Ackman
                                               Title: Chairman of the Board

                                                      /s/ Neil H. Koenig
                                                      --------------------------
                                                      Neil H. Koenig

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